Exhibit 2.2

GUARANTEE

April 28, 2013

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Alcan Primary Products Corporation, a corporation organized under the laws of the State of Texas (herein with its successors and assigns, called "Seller"), to enter into that certain Asset Sale Agreement, dated of even date herewith (the "Sale Agreement"), with Century Echo LLC, a limited liability company organized under the laws of the State of Delaware ("Purchaser"), the undersigned hereby absolutely and unconditionally guaranties to Seller the full and prompt payment and performance, when due, of those obligations of Purchaser to indemnify Seller under Section 9.02(e) of the Sale Agreement (collectively, the "Obligation").

The undersigned represents and warrants to Seller that (a) the undersigned is a corporation duly organized and existing in good standing under the State of Delaware and has full power and authority to make and deliver this Guarantee; (b) the execution, delivery and performance of this Guarantee by the undersigned have been duly authorized by all necessary corporate action and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its articles of incorporation or bylaws or any agreement presently binding on it; and (c) this Guarantee has been duly executed and delivered by the authorized officers of the undersigned and constitutes its lawful, binding and legally enforceable obligation.

No act or thing need occur to establish the liability of the undersigned hereunder, and no act or thing, except full payment and discharge of the Obligation, shall in any way exonerate the undersigned hereunder or modify, reduce, limit or release the liability of the undersigned hereunder. This is an absolute, unconditional and continuing Guarantee of payment and performance and shall continue to be in force and be binding upon the undersigned until such time as the Obligation is paid or satisfied in full or otherwise ceases to exist as a result of the passage of time. The dissolution or adjudication or bankruptcy of the undersigned shall not revoke this Guarantee.

The undersigned represents and warrants to Seller that the undersigned has a direct and substantial economic interest in Purchaser and will derive substantial benefits therefrom and that this Guarantee is given for a corporate purpose.

The undersigned hereby waives all rights that the undersigned may now have or hereafter acquire, whether by subrogation, contribution, reimbursement, recourse, exoneration, contract or otherwise, to recover from Purchaser or from any property of Purchaser any sums paid under this Guarantee. The undersigned will not exercise or enforce any right of contribution to recover any such sums from any Person who is or may become a co-obligor with Purchaser or a guarantor or surety of the Obligation or from any property of any such Person until the Obligation shall have been fully paid or satisfied or otherwise ceases to exist as a result of the passage of time. "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, joint venture, trust, union, association, Governmental Authority or other entity. "Governmental Authority" means any federal, state, municipal, local, foreign, or supranational government or governmental department, private or public arbitral tribunal, court, commission, panel, board, bureau, agency, taxing authority, instrumentality, or other entity or authority, however organized or denominated.

The undersigned waives any and all defenses, claims, setoffs and discharges of Purchaser, or any other obligor, pertaining to the Obligation, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the undersigned will not assert, plead or enforce against Seller any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality, unenforceability or any other defense of a surety or guarantor which may be available to the undersigned, Purchaser or any other Person liable in respect of the Obligation, or any setoff available against Seller to Purchaser or any other such Person, whether or not on account of a related transaction. The liability of the undersigned shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, Purchaser or any of its assets.

The undersigned waives presentment, demand for payment, notice of dishonor or nonpayment and protest of any instrument evidencing the Obligation. Seller shall not be required first to resort for payment or performance of the Obligation to Seller or other Person, or their properties, or first to enforce, realize upon or exhaust any rights or remedies against Purchaser before enforcing this Guarantee.

Seller, without compromising, impairing, modifying, diminishing or in any way releasing or discharging the undersigned from its obligations hereunder and without notifying or obtaining the prior approval of the undersigned, and at any time or from time to time, may (i) waive or excuse a default or defaults by Purchaser or delay in the exercise by Seller of any of Seller's rights and remedies with respect to such default or defaults, (ii) grant extensions of time for the payment or performance by Purchaser, and (iii) engage in any other act or permit any other circumstance or condition which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

The undersigned shall pay or reimburse Seller for all costs, expenses and reasonable attorneys' fees paid or incurred by Seller in endeavoring to collect and enforce this Guarantee.

If any payment applied by Seller to the Obligation is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Purchaser or any other obligor), the Obligation to which such payment was applied shall for the purpose of this Guarantee be deemed to have continued in existence, notwithstanding such application, and this Guarantee shall be enforceable as to such Obligation as fully as if such application had never been made.

This Guarantee shall be (i) effective upon delivery to Seller, without further act, condition or acceptance by Seller, (ii) governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York without presumption or construction against the Person preparing it, (iii) binding upon the undersigned and the successors and assigns of the undersigned and shall inure to the benefit of Seller and its successors and assigns. Any invalidity or unenforceability of any provision or application of this Guarantee shall not affect other lawful provisions and application thereof, and to this end the provisions of this Guarantee are declared to be severable. This Guarantee may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the undersigned and Seller. The undersigned waives notice of Seller's acceptance hereof. The undersigned irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guarantee may be brought in a court of record in the State of New York or in the Courts of the United States located in such State, (b) consents to the jurisdiction of each such court in any suit, action or proceeding, (c) agrees that the federal and state courts in New York shall not have exclusive jurisdiction over any such suit, action or proceedings, and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

The undersigned agrees, upon the written request of Seller, to execute and deliver to Seller, from time to time, any additional instruments or documents considered reasonably necessary by Seller to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.

Exhibit 2.2 - Century Guarantee    Page 2

This Guarantee shall terminate and be of no further force and effect at such time as Purchaser and/or the undersigned obtain from each of Kenergy Corp. and Big Rivers Electric Corporation a written instrument or instruments, in form and substance reasonably satisfactory to Seller, forever releasing and discharging Seller and its affiliates from any and all Losses arising out of, relating to, or resulting from the execution and delivery of, and the performance or non-performance under, the Power Agreement and the PC Related Agreements (as those terms are defined in the Sale Agreement).

This Guarantee is unsecured.

IN WITNESS WHEREOF, this Guarantee has been duly executed by the undersigned the day and year first above written.

CENTURY ALUMINUM COMPANY

By:	/s/ Jesse E. Gary
Jesse E. Gary
Executive Vice President

Exhibit 2.2 - Century Guarantee    Page 3